Exhibit 10.2

FORM OF

ZYNEX, INC. INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (“Agreement”), dated as of [DATE] (“Effective Date”), is by and between Zynex, Inc., a Nevada corporation (“Company”) and [NAME OF DIRECTOR/OFFICER] (“Indemnitee”) (collectively, “Parties”).

A.	Indemnitee is [a director/an officer] of Company/Company expects Indemnitee to join Company as [a director/an officer];
B.	Both Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;
C.	The Board of Directors of Company (“Board”) has determined that enhancing Company’s ability to retain and attract the most capable persons as directors and officers is in Company’s best interests, and Company therefore should seek to assure such persons that indemnification and insurance coverage is available;
D.	To provide Indemnitee with substantial protection against personal liability, procure Indemnitee’s [continued] service as a [director/officer] of Company, enhance Indemnitee’s ability to serve Company effectively, and provide such protection pursuant to express contract rights, Company wishes to provide in this Agreement for indemnification of, and advancement of Expenses to, Indemnitee as set forth in this Agreement and to the extent insurance is maintained for the continued coverage of Indemnitee under Company’s directors’ and officers’ liability insurance policies;
E.	The Parties intend this Agreement to supplement, not substitute, indemnification provided in the Constituent Documents, and this Agreement does not limit, diminish, or abrogate any Indemnitee rights under the Constituent Documents; and
F.	The Parties intend this Agreement to be enforceable irrespective of any changes to the Constituent Documents, the composition of the Board, or control or business combination transaction relating to Company.

The Parties agree as follows:

1.	Definitions. In this Agreement, the following terms have the following meanings:
(a)	“Beneficial Owner” means the term “beneficial owner” as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”).
(b)	“Change in Control” means the occurrence of any of the following events after the Effective Date:
(i)	any Person, excluding the Sandgaard Group, becomes the Beneficial Owner, directly or indirectly, of securities of Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding Voting Securities, unless the change in relative Beneficial Ownership of Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;
(ii)	the effective date of a reorganization, merger, or consolidation, other than a reorganization, merger, or consolidation in which the Voting Securities of Company outstanding immediately prior to such transaction will continue to represent (either by remaining outstanding or being converted into voting securities of the surviving entity), fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the entity resulting from such transaction outstanding immediately after such transaction and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;
(iii)	during any period of two consecutive years, not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constituted the Board (including for this purpose any new directors whose election by the Board or nomination for election by Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board; or
(iv)	the stockholders of Company approve a plan of complete liquidation or dissolution of Company or an agreement for the sale or disposition by Company of all or substantially all of Company’s assets.
(c)	“Claim” means any threatened, pending, or completed action, suit, proceeding, arbitration, mediation, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing, or proceeding (including those brought by or in the right of the Company, civil, criminal, administrative, arbitrative, appellate, investigative, formal, informal, or otherwise; pursuant to foreign, federal, state, local, or other law or regulation; and those pending as of the Effective Date in which Indemnitee was, is, or will be involved as a party, potential party, non-party witness, or otherwise) arising by reason of the fact that Indemnitee is or was a director, officer, employee, or agent of Company or any subsidiary of Company, or is or was serving at the request of Company as a director, officer, employee, member, manager, trustee, or agent of any other corporation, limited liability company, partnership, joint venture, trust, or other entity or enterprise (collectively with Company, “Enterprise”) or by reason of an action or inaction by Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification or advancement of expense can be provided under this Agreement).
(d)	“Constituent Documents” means Company’s Articles of Incorporation and Bylaws, as amended.
(e)	“Disinterested Director” means a director of Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.
(f)	“Expenses” means any and all reasonable expenses, including attorneys’ and experts’ fees, retainers, witness fees, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, postage, delivery fees and all other costs, disbursements and expenses of the types incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness, or participate in, any Claim. Expenses also include (i) expenses incurred in connection with any appeal resulting from any Claim, including the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 5 of this Agreement only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement, or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
(g)	“Expense Advance” means any payment of Expenses advanced to Indemnitee by Company pursuant to Section 4 or Section 5 of this Agreement.

(h)	“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently performs, nor in the past five (5) years has performed, services for either: (i) Company or Indemnitee (other than in connection with matters concerning Indemnitee under this Agreement or of other Company indemnitees under similar agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification under this Agreement. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct, would have a conflict of interest in representing either Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
(i)	“Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal, or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness, or participate in, any Claim.
(j)	“Nevada Court” means the District Court of the State of Nevada, Clark County, or the business court of the State of Nevada, if the State of Nevada establishes such a court.
(k)	“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity, or other entity, and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.
(l)	“Sandgaard Group” means (i) Thomas Sandgaard, who as of the Effective Date is a director of Company and a beneficial owner of 30% or more of Company’s common stock; (ii) any affiliate, as defined in Rule 12b-2 under the Exchange Act; (iii) a Related Party of Mr. Sandgaard; and (iv) any transferee of common stock owned beneficially by any person described in the foregoing clauses that is approved in advance of a transfer by a majority of the Board of Directors of Company. For this purpose, “Related Party” means: (i) a spouse, children (by blood or adoption), and other descendants (by blood or adoption); (ii) any trust primarily for the benefit of Mr. Sandgaard or any of the persons described in clause (i), including the Sandgaard Family Trust; (iii) any entity owned beneficially entirely by Mr. Sandgaard, parties described in clause (i), or parties described in clause (ii), including Sandgaard Holdings LLC; and (iv) in the case of the death of Mr. Sandgaard or any party that was a Related Party immediately prior to the person’s death, the heirs, legatees, devisees, distributees, personal representatives, or estate of the deceased person, whether by will or intestacy.
(m)	“Standard of Conduct Determination” shall have the meaning ascribed to it in Section 9(b) of this Agreement.
(n)	“Voting Securities” means any securities of Company that vote generally in the election of directors.
2.	Services to Company. Indemnitee agrees to [serve/continue to serve] as a director or officer of Company, or at Company’s request as a director, officer, employee, member, manager, trustee, or agent of an Enterprise, for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders their resignation, is removed from such position, or is otherwise no longer serving in such capacity. This Agreement is not an employment agreement between Indemnitee and Company, any of Company’s subsidiaries, or Enterprise. Indemnitee specifically acknowledges that their service to Company, any of Company’s subsidiaries, or Enterprise is at will and Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment agreement between Indemnitee and Company, any of Company’s subsidiaries, or Enterprise, other applicable formal severance policies duly adopted by the Board or, with respect to service as a director or officer of Company, by Company’s Constituent Documents or the laws of the State of Nevada. This Agreement continues in force after Indemnitee has ceased to serve as a director or officer of Company or, at the request of Company, of any of its subsidiaries or Enterprise, as provided in Section 12 of this Agreement.
3.	Indemnification. Subject to Sections 9 and 10 of this Agreement, Company shall indemnify Indemnitee, to the fullest extent permitted by the applicable law, against all Losses, if Indemnitee was, is, or becomes a party to or participant in, or is threatened to be made a party to or participant in, any Claim, including Claims brought by or in the right of Company, Claims brought by third parties, and Claims in which Indemnitee is solely a witness.
4.	Advancement of Expenses. Indemnitee may obtain advancement by Company, prior to the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Claim arising out of an Indemnifiable Event. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct or the availability of insurance coverage. Without limiting the generality or effect of the foregoing, within ten (10) business days after receipt of any request by Indemnitee, Company shall either, in accordance with such request, (a) pay such Expenses on Indemnitee’s behalf, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. In connection with any request for Expense Advances, Indemnitee is not required to provide any documentation or information that would undermine or otherwise jeopardize attorney-client privilege. In connection with any request for Expense Advances, Indemnitee shall execute and deliver to Company an undertaking (which need not reference Indemnitee’s ability to repay the Expense Advances), in the form of Exhibit A attached to this Agreement, to repay any amounts paid, advanced, or reimbursed by Company for such Expenses if and to the extent it is ultimately determined, following the final disposition of such Claim, that Indemnitee is not entitled to indemnification by the Company. Indemnitee’s obligation to reimburse Company for Expense Advances will be unsecured and without interest charged.
5.	Indemnification for Expenses in Enforcing Rights. To the fullest extent allowed under applicable law, Company shall indemnify against, and, if requested by Indemnitee, advance to Indemnitee subject to and in accordance with Section 4 of this Agreement, any Expenses actually and reasonably paid or incurred by Indemnitee in connection with any action or proceeding by Indemnitee for (a) indemnification, reimbursement, or advancement of Expenses by Company under this Agreement, or under any other agreement or provision of the Constituent Documents relating to Claims, or (b) recovery under any directors’ and officers’ liability insurance policies maintained by Company. However, if Indemnitee is ultimately determined not to be entitled to such indemnification or insurance recovery, Indemnitee shall repay to Company all amounts advanced under this Section 5, provided Indemnitee’s obligations to repay such amounts will be unsecured and without interest charged. Company is not required to indemnify or advance funds to Indemnitee, and Indemnitee shall reimburse Company for any such funds paid, if a court of competent jurisdiction determines that such action brought by Indemnitee was frivolous or not made in good faith.
6.	Partial Indemnity. If Indemnitee is entitled to indemnification by Company under this Agreement for a portion of any Losses in respect of a Claim, but not for the total amount of Losses, Company shall indemnify Indemnitee for the portion of Losses to which Indemnitee is entitled.
7.	Notification and Defense of Claims.

(a)	Notification of Claims. Indemnitee shall notify Company in writing as soon as practicable of any Claim or potential Claim. Indemnitee shall include in the notice a brief description of the nature and underlying facts of such Claim, based on information available to Indemnitee. Indemnitee’s failure to timely notify Company does not relieve Company of its obligations under this Agreement, unless such failure materially prejudices Company.
(b)	Notice to Insurance. If at the time of the receipt of such notice, Company has directors’ and officers’ liability insurance in effect under which coverage for Claims is potentially available, Company shall give prompt written notice to the applicable insurers in accordance with the procedures set forth in the applicable policies. Following Indemnitee’s request, Company shall provide Indemnitee a copy of such notice to and correspondence between applicable insurers regarding the Claim.
(c)	Defense of Claims. Company may participate in the defense of any Claim at its own expense and, except as otherwise provided below, Company may assume the defense of the Claim in Company’s sole discretion. After Company provides notice to Indemnitee of such election, Company will not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee’s defense of such Claim other than reasonable costs of investigation or as otherwise provided below. Indemnitee may continue to employ its own legal counsel in such Claim at Indemnitee’s own expense. However, Indemnitee may retain its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Claim) and Company shall bear all Expenses related to such separate counsel if: (i) Company has provided written authorization of Indemnitee’s employment of their own legal counsel at Company’s expense; (ii) Indemnitee has reasonably determined a conflict of interest may exist between Indemnitee and Company in the defense of such Claim; (iii) after a Change in Control, Indemnitee’s employment of its own counsel has been approved by the Independent Counsel; or (iv) Company has not retained counsel to defend such Claim within sixty (60) calendar days of Company’s receipt of notice from Indemnitee.
8.	Application for Indemnification. In addition to the notice required under Section 7 of this Agreement, to obtain indemnification pursuant to this Agreement, Indemnitee must submit a written request for indemnification to Company that includes documentation and information reasonably available to Indemnitee and reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following final disposition of the Claim. Company shall indemnify Indemnitee insofar as Company determines Indemnitee is entitled to indemnification in accordance with Section 9 of this Agreement.
9.	Determination of Right to Indemnification.
(a)	Mandatory Indemnification; Indemnification as a Witness.
(i)	If Indemnitee is successful in whole or in part on the merits or otherwise in defense of any Claim or in defense of any issue or matter in the Claim, including dismissal without prejudice, Company shall indemnify Indemnitee against all Losses relating to such Claim in accordance with Section 3 to the fullest extent allowable by law.
(ii)	If Indemnitee’s involvement in a Claim is to prepare to serve and serve as a witness, and not as a party, Company shall indemnify Indemnitee against all Losses incurred in connection with such preparation and service as a witness to the fullest extent allowable by law.

(b)	Standard of Conduct. If Section 9(a) of this Agreement does not apply to a finally disposed Claim, any determination that Indemnitee has satisfied an applicable standard of conduct under the laws of the State of Nevada that is a legally required condition to indemnification or that Expense Advances must be repaid to Company (“Standard of Conduct Determination”) shall be made as follows:
(i)	if a Change in Control has not occurred, (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, or (C) if there are no such Disinterested Directors or if such Disinterested Directors so direct, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and
(ii)	if a Change in Control has occurred, (A) if Indemnitee so requests in writing, by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, or (B) by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.

Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, reimburse or advance to Indemnitee, within ten (10) business days of receipt of such request, all Expenses incurred by Indemnitee in cooperating with the person or persons making such Standard of Conduct Determination.

(c)	Making the Standard of Conduct Determination. Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 9(b) to be made as promptly as practicable. If the person(s) designated to make the Standard of Conduct Determination under Section 9(b) do not make a determination within 30 days after the later of (A) Company’s receipt of Indemnitee’s written request for indemnification pursuant to Section 8 of this Agreement (“Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, and then Indemnitee will be deemed to have satisfied the applicable standard of conduct unless an extension is available. Such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person(s) making such determination in good faith require additional time to obtain or evaluate relevant information. No determination on Indemnitee’s entitlement to indemnification under this Agreement is required prior to the final disposition of any Claim.
(d)	Payment of Indemnification. If, regarding any Losses:
(i)	Indemnitee is entitled to indemnification pursuant to Section 9(a);
(ii)	no Standard Conduct Determination is legally required as a condition to indemnification under this Agreement; or
(iii)	Indemnitee has been determined or deemed pursuant to Section 9(b) or Section 9(c) to have satisfied the Standard of Conduct Determination,

then Company shall pay to Indemnitee, within five (5) business days after the later of (A) the Notification Date or (B) the earliest date on which the applicable criteria specified in clauses (i), (ii), or (iii) are satisfied, an amount equal to such Losses.

(e)	Independent Counsel Selection for Standard of Conduct Determination. If a Standard of Conduct Determination is to be made by Independent Counsel, the Board shall select Independent Counsel, and Company shall notify Indemnitee in writing of the identity of Independent Counsel. Indemnitee may, within ten calendar days after receiving written notice of selection, deliver to Company a written objection to such selection specifying with particularity the factual basis of the objection; provided Indemnitee may assert such objection only on the ground that selected counsel does not satisfy the criteria set forth in the definition of “Independent Counsel” in this Agreement. Absent a proper and timely objection, the person or firm selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the selected counsel may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit; and (ii) the Board may select an alternative Independent Counsel in accordance with the provisions of this Section. If applicable, the selection and objection provisions of this Section apply to successive alternative selections. If no Independent Counsel is selected within 20 days after Company gives its initial notice of selection, either Company or Indemnitee may petition the Nevada Court to resolve any objection to the selection of Independent Counsel or to appoint Independent Counsel selected by the Court or such other person as the Court shall designate. Company shall pay all Independent Counsel’s reasonable fees and expenses incurred in connection with Independent Counsel’s determination.
(f)	Presumptions and Defenses.
(i)	Indemnitee’s Entitlement to Indemnification. In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and Company shall have the burden of proof to overcome that presumption and establish Indemnitee is not so entitled. Indemnitee may challenge in Nevada Court any Standard of Conduct Determination adverse to Indemnitee. Company’s determination (including a determination by its directors or Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct may not be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by Company under this Agreement or create a presumption that Indemnitee has not met any applicable standard of conduct.
(ii)	Reliance as a Safe Harbor. Without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be presumed to have acted in good faith and in a manner they reasonably believe to be in or not opposed to Company’s best interests under this Agreement if Indemnitee’s actions or omissions are taken in good faith reliance on Company records, including its financial statements, or on information, opinions, reports, or statements furnished to Indemnitee by Company officers or employees or any of Company’s subsidiaries in the course of their duties, or by Board committees or by any other Person (including legal counsel, accountants, and financial advisors) as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Company. In addition, the knowledge, actions, or omissions of any Company director, officer, agent, or employee will not be imputed to Indemnitee for purposes of determining the right to indemnity under this Agreement.
(iii)	No Other Presumptions. The termination of any Claim by judgment, order, settlement (with or without court approval), conviction, or a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or have any particular belief, or that indemnification under this Agreement is otherwise not permitted.
(iv)	Defense to Indemnification and Burden of Proof. Company may bring as a defense to any action brought by Indemnitee to enforce this Agreement (other than an action to enforce a claim for Losses incurred in defending against a Claim in advance of its final disposition) that applicable law does not permit Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, Company shall bear the burden of proving such a defense or that Indemnitee did not satisfy the applicable standard of conduct.
(v)	Resolution of Claims. Company acknowledges that a settlement or other disposition short of final judgment may be successful on the merits or otherwise for purposes of Section 9(a)(i) if it permits a party to avoid expense, delay, distraction, disruption, and uncertainty.
10.	Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, Company is not obligated to:
(a)	indemnify or advance funds to Indemnitee for Expenses or Losses with respect to proceedings initiated by Indemnitee, including any proceedings against Company or its directors, officers, employees, or other indemnitees and not by way of defense, except:
(i)	funds owed under proceedings referenced in Section 5 of this Agreement; or
(ii)	proceedings that Company has joined, or that the Board has consented to initiating;
(b)	indemnify Indemnitee if a final decision by a court of competent jurisdiction determines such indemnification is prohibited by applicable law;
(c)	indemnify or advance funds to Indemnitee for the disgorgement of profits arising from Indemnitee’s purchase or sale of Company securities in violation of Section 16(b) of the Exchange Act, or any similar successor statute;
(d)	indemnify or advance funds to Indemnitee for Indemnitee’s reimbursement to Company of any bonus or other incentive- or equity-based compensation Indemnitee previously received, or payment of any profits Indemnitee realized from the sale of Company securities, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 (“SOX”) in connection with an accounting restatement of Company or under any Company clawback policy adopted to comply with Rule 10D-1 under the Exchange Act and applicable stock exchange listing requirements, or payment to Company of profits arising from Indemnitee’s purchase or sale of securities in violation of Section 306 of SOX).

The Parties acknowledge that in certain circumstances, federal law or applicable public policy may prohibit Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that Company has undertaken, or may be required in the future to undertake, with the Securities and Exchange Commission to submit a question of indemnification to a court of competent jurisdiction in certain circumstances to determine Company’s right under public policy to indemnify Indemnitee.

11.	Settlement of Claims. Company is not liable to Indemnitee under this Agreement for amounts paid to settle any Claim effected without Company’s prior written consent, not to be unreasonably withheld; provided, however, that if a Change in Control has occurred, Company shall indemnify Indemnitee for amounts paid in settlement if Independent Counsel approved the settlement. Company shall not settle any Claim in any manner that would impose Losses on Indemnitee without Indemnitee’s prior written consent.
12.	Duration. The terms and conditions of this Agreement remain in effect while Indemnitee serves as a director or officer of Company (or at Company’s request as a director, officer, employee, member, trustee, or agent of another Enterprise) and continue during and after such service (i) for so long as Indemnitee may be subject to any possible Claim, including any appeal rights, and (ii) throughout the pendency of any proceeding, including any appeal rights, Indemnitee commences to enforce or interpret their rights under this Agreement.
13.	Non-Exclusivity. Indemnitee’s rights under this Agreement are in addition to any other rights Indemnitee may have under the Constituent Documents, the Nevada Business Corporation Act, any other contract, or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right under this Agreement, and (b) if any change is made to any Other Indemnity Provision that permits any greater right to indemnification than that provided under this Agreement as of the date of this Agreement, Indemnitee will be deemed to have such greater right under this Agreement. Company will not adopt any amendment to any of the Constituent Documents the effect of which would be to deny, diminish, or encumber Indemnitee’s right to indemnification under this Agreement or any Other Indemnity Provision.
14.	Liability Insurance. During Indemnitee’s service as a director or officer of Company, and after such service for so long as Indemnitee is subject to any pending Claim, Company shall use commercially reasonable efforts (considering the scope and amount of coverage available relative to cost) to maintain in effect policies of directors’ and officers’ liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by Company’s current policies of directors’ and officers’ liability insurance. In all policies of directors’ and officers’ liability insurance maintained by Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of Company’s directors, if Indemnitee is a director, or of Company’s officers, if Indemnitee is an officer and not a director by such policy. Upon request, Company will provide to Indemnitee copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements, and other related materials.
15.	No Duplicate Payments. Company is not obligated under this Agreement to make any payment to Indemnitee for any Losses to the extent Indemnitee has otherwise received payment under any insurance policy, the Constituent Documents, Other Indemnity Provisions, or otherwise of the amounts otherwise indemnifiable by Company under this Agreement.
16.	Subrogation. If Company makes a payment to Indemnitee under this Agreement, Company will be subrogated to the extent of such payment to all Indemnitee’s rights of recovery. Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including executing such documents necessary to enable Company to effectively to bring suit to enforce such rights.
17.	Amendments. Any supplement, modification, or amendment of this Agreement must be executed in writing by both Parties. Any waiver of the provisions of this Agreement must be in writing signed by the Party against whom enforcement is sought, such waiver does not operate as a waiver of any other provision of this Agreement and does not constitute a continuing waiver. A Party’s failure or delay in exercising any right or remedy under this Agreement does not constitute a waiver of such right or remedy, except as specifically provided in this Agreement.
18.	Binding Effect. This Agreement is binding on, inures to the benefit of, and is enforceable by the Parties and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of Company’s business or assets), assigns, spouses, heirs, and personal and legal representatives. Company shall ensure any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part of the business or assets of Company, by written agreement in form and substances satisfactory to Indemnitee, expressly assumes and agrees to perform this Agreement in the same manner and to the same extent that Company would be required to perform if no such succession had taken place.
19.	Severability. If all or part of any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void, or otherwise unenforceable, the remaining provisions of the Agreement remain enforceable to the fullest extent permitted by law. Upon such determination that any provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement in a mutually acceptable manner to effect the Parties’ original intent as closely as possible.
20.	Notices. The Parties shall make all notices, requests, demands, and other communications under this Agreement in writing, which are duly given if delivered by hand, against receipt, or mailed, by postage prepaid, certified, or registered mail:
(a)	If to Indemnitee, to the address set forth on the signature page of this Agreement.
(b)	If to Company, to:

Zynex, Inc.

Attn: General Counsel

9655 Maroon Cir.

Englewood, CO 80112

The Parties shall provide any notice of change of address in accordance with this Section. All notices complying with this Section are considered received on the date of hand delivery or on the third business day after mailing.

21.	Governing Law and Forum. This Agreement is governed by, construed, and enforced in accordance with the laws of the State of Nevada without effect to conflicts of laws principles. The Parties irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Nevada Court and not in any other state or federal court in the United States, (b) consent to submit to the exclusive jurisdiction of the Nevada Court for purposes of any action or proceeding arising out of or in connection with this Agreement, and (c) waive, and agree not to plead or make, any claim that the Nevada Court lacks venue or that any such action or proceeding brought in the Nevada Court has been brought in an improper or inconvenient forum.
22.	Headings and Interpretation. This Agreement’s headings are for convenience only, do not constitute part of this Agreement, and do not affect its construction or interpretation. As used in this Agreement, use of the word “or”

is not exclusive, “they” is used as a singular or plural pronoun as context requires, and use of “including” or similar words means “including, without limitation.”
23.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement.

[signature page follows]

The Parties have executed this Agreement as of the Effective Date.

ZYNEX, INC.

By: __________________________________

[NAME]

[TITLE]

Date: ________________________________

INDEMNITEE

_____________________________________

[NAME], an individual

Date: ________________________________

Address:

_____________________________________

_____________________________________

_____________________________________

Exhibit A

FORM OF UNDERTAKING TO REPAY ADVANCEMENT OF EXPENSES

[Letterhead of Indemnitee]

[Date]

To: Board of Directors

Zynex, Inc.

c/o General Counsel/Corporate Secretary

Ladies and Gentlemen:

This undertaking is being provided pursuant to the resolution(s) of the Board of Directors of Zynex, Inc. (“Company”), dated [Date of Resolution(s)] (the “Resolution(s)”), pursuant to which I am entitled to advancement of expenses in connection with that certain [claim description, including, if applicable, name of adverse parties or government agency, venue, case number, parties involved] (the “Claim”).

I am subject to the Claim by reason of my status as an officer, director and employee, of Company and certain of its subsidiaries or by reason of alleged actions or omissions by me in such capacity. During the period of time to which the Claim relates, I was [an officer and/or director] of Company. Pursuant to the Resolution(s), Company has agreed to advance out-of-pockets costs and expenses that are actually and reasonably incurred by or for me in connection with the Claim, including attorneys’ fees and certain other costs, provided that I execute and submit to Company this undertaking in which I undertake to repay any such expenses paid by Company on my behalf, if it shall be ultimately determined that I am not entitled to be indemnified therefor.

This letter shall constitute my undertaking to repay to Company any expenses paid by it on my behalf in connection with the Claim if it is ultimately determined that I am not entitled to be indemnified with respect to such expenses as set forth above.

Sincerely,

[Indemnitee]